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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated:  February 4, 2003

                                           WAM Acquisition GP, Inc.
                                            for itself and as general partner of
                                            LIBERTY WANGER ASSET
                                            MANAGEMENT, L.P.

                                           By: /s/ Bruce H. Lauer
                                               ---------------------------------
                                                   Bruce H. Lauer
                                                   Senior Vice President and
                                                   Secretary

                                           LIBERTY ACORN TRUST

                                           By: /s/ Bruce H. Lauer
                                               ---------------------------------
                                                   Bruce H. Lauer
                                                   Vice President,
                                                   Treasurer and Secretary

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